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                                  EXHIBIT 99.1

                            OVERSEAS FILMGROUP, INC.
           1996 BASIC STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN



1.   PURPOSE.

          The purpose of this 1996 Basic Stock Option and Stock Appreciation Rights Plan (the "Plan") of Overseas Filmgroup, Inc., a Delaware corporation (the "Company"), is to secure for the Company and its stockholders the benefits arising from stock ownership and participation in stock appreciation by selected employees of the Company or any "parent corporation" or "subsidiary corporation" within the meaning of Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code") (each such parent or subsidiary corporation being referred to herein as an "Affiliate"), Directors, consultants or other persons as the Board of Directors of the Company (the "Board of Directors"), or a committee thereof constituted for the purpose, may from time to time determine consistent with the limitations set forth herein. The Plan will provide a means whereby (i) such employees may purchase shares of the Common Stock of the Company pursuant to options that will qualify as "incentive stock options" under
Section 422 of the Code, (ii) such employees, Directors, consultants or other persons may purchase shares of Common Stock of the Company pursuant to "non-qualified stock options," and (iii) such employees, Directors, consultants or other persons may acquire the right to participate in the appreciation of the Common Stock of the Company pursuant to "stock appreciation rights." Incentive stock options and non-qualified stock options are sometimes referred to collectively as "options." It is intended that the provisions of this Plan pertaining to incentive stock options shall be consistent with the requirements of the Code and other applicable law pertaining to incentive stock options, and the Plan shall be interpreted and, if necessary, deemed modified to the extent necessary to permit options granted hereunder as incentive stock options to so qualify for federal income tax purposes.

2.   ADMINISTRATION.

     2.1 The Plan shall be administered by the Board of Directors or by one or more committees of the Board of Directors, each consisting of two or more Directors of the Company to whom administration of the Plan has been delegated (the "Committee"). Any action of the Board of Directors or the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members.

     2.2 Subject to the provisions of the Plan, the Board of Directors or the Committee shall have authority (i) to construe and interpret the Plan, (ii) to define terms used therein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to determine those eligible individuals to whom and the time or times at which options or stock appreciation rights shall be granted (with any such individual being referred to herein as a "Participant"), whether any options granted will be incentive stock options or non-
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qualified stock options, the number of shares to be subject to each option or stock appreciation right, the exercise price of an option or the Initial Value of a stock appreciation right, the number of installments, if any, in which each option or stock appreciation right may be exercised, and the duration of each option or stock appreciation right, (v) to approve and determine the duration of leaves of absence which may be granted to Participants without constituting a termination of their service for the purposes of the Plan, and (vi) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board of Directors or Committee shall be binding and conclusive on all Participants in the Plan and their legal representatives and beneficiaries.

3.   SHARES SUBJECT TO THE PLAN; LIMITS UPON AWARDS.

     Subject to adjustment as provided in Section 17 and Section 18 hereof:

     3.1 Shares made subject to options under the Plan shall consist of the Company's authorized but unissued Common Stock;

     3.2 Stock appreciation rights awarded under the Plan shall be granted with reference to shares of the Company's Common Stock, and the number of such shares so referenced -- i.e., the number of stock appreciation rights awarded as described in Section 8.1 below -- shall be deemed to be made subject to stock appreciation rights for purposes of the limitations of this Section 3; and

     3.3 The aggregate combined number of shares of the Company's Common Stock made subject to options or stock appreciation rights granted under the Plan, during the term hereof, to all recipients in total shall not exceed Five Hundred Fifty Thousand (550,000) shares. In no event may any one individual be granted stock options and independently exercisable stock appreciation rights under the Plan for more than Two Hundred Thousand (200,000) shares of Common Stock in the aggregate over the term of the Plan.

          If any option or stock appreciation right granted under the Plan shall expire or terminate for any reason, without having been exercised in full, the unpurchased shares that were subject to such expired option or the unexercised rights that were subject to such expired stock appreciation right, as applicable, shall again be available to be made subject to options or stock appreciation rights to be granted under the Plan.

4.   ELIGIBILITY.

     4.1 The following persons, and only the following persons, shall be eligible to participate in and receive awards or grants under the Plan, as follows:


                                       2.
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          4.1.1     All regular full-time employees of the Company or any
Affiliate shall be eligible to receive incentive stock options, non-qualified stock options and stock appreciation rights.

          4.1.2 Directors of the Company or any Affiliate who are not regular salaried employees of the Company or any Affiliate, and consultants and other persons who provide services to the Company or any Affiliate on a regular or substantial basis, but who are not regular salaried employees of the Company or any Affiliate, shall not be eligible to receive incentive stock options, but shall be eligible to receive non-qualified stock options and stock appreciation rights.

     4.2 No stock option may be granted to any employee who, at the time such stock option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock in the Company or an Affiliate (such employee to be hereinafter referred to as a "10% Shareholder"), unless the exercise price of that stock option is at least one hundred ten percent (110%) of the fair market value of the stock subject to such option at the time of the grant, with such fair market value to be determined in accordance with Section 9 hereof. If the stock option granted to such 10% Shareholder is an incentive stock option under the federal tax laws, then such stock option must not by its terms be exercisable after the expiration of five
(5) years from the date such incentive stock option is granted.

     4.3 The aggregate fair market value of the Common Stock with respect to which incentive stock options granted to any one employee under this Plan or any other incentive stock option plan of the Company or an Affiliate are exercisable for the first time during any calendar year shall not exceed $100,000, determined on the basis of the fair market value of the Common Stock on the date each respective option is granted (with such fair market value to be determined in accordance with Section 9 hereof).

5.   DURATION OF OPTIONS AND STOCK APPRECIATION RIGHTS.

          Each option and stock appreciation right and all rights associated therewith shall expire on such date as the Board of Directors or the Committee may determine, but in no event later than ten years from the date on which the option or stock appreciation right is granted, and shall be subject to earlier termination as provided herein.

6.   PRICE AND EXERCISE OF OPTIONS.

     6.1 Subject to Section 4.2, the purchase price of the Common Stock covered by each option shall be determined by the Board of Directors or the Committee in accordance with the following provisions:


                                       3.
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               (i)  The exercise price per share shall not be less than eighty-
five percent (85%) of the fair market value per share of Common Stock on the option grant date.

              (ii) In the case of an incentive stock option, the exercise price per share shall not be less than one hundred percent (100%) of the fair market value per share of Common Stock on the date the incentive stock option is granted.

             (iii) If the person to whom the option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the grant date.

          The fair market value per share of Common Stock shall be determined in accordance with Section 9 below.

          Except to the extent the sale and remittance procedure described in subparagraph (iv) below is utilized, the purchase price of the Common Stock upon exercise of an option shall be paid in full at the time of exercise in one or more of the forms specified below:

               (i) in cash or by certified or cashier's check payable to the order of the Company,

              (ii) by cancellation of indebtedness owed by the Company to the Participant,

             (iii) by delivery of shares of Common Stock of the Company already owned by and in the possession of the Participant and having an aggregate fair market value equal to the total exercise price of the option being exercised (provided such shares have been held by the Participant for at least six (6) months),

              (iv) to the extent such procedure is available at the time of the option exercise, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable instructions to (a) a Company-designated brokerage firm to effect the immediate sale of the shares underlying the options being exercised and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for exercise of the options covering such shares plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (b) the Company to deliver the certificates for the shares underlying the options being exercised directly to such brokerage firm in order to complete the sale,


                                       4.
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               (v)  if authorized by the Board of Directors or the Committee or if specified in the option being exercised, by a promissory note made by the Participant in favor of the Company, subject to terms and conditions determined by the Board of Directors or the Committee, secured by the Common Stock issuable upon exercise, and in compliance with applicable law (including, without limitation, state, corporate and federal requirements),

              (vi)  by any combination thereof, or

             (vii) in such other manner as the Board of Directors or the Committee may specify in order to facilitate the exercise of options by the holders thereof.

          Shares of Common Stock used to satisfy the exercise price of an option in accordance with Section 6.1(iii) above shall be valued at their fair market value determined in accordance with Section 9 hereof.

     6.2 No option granted under this Plan shall be exercisable if such exercise would involve a violation of any applicable law or regulation (including, without limitation, federal and state securities laws and regulations). The Board of Directors or the Committee shall have complete discretion to grant options under the Plan which are immediately exercisable for all of the option shares as either vested or unvested shares or which become exercisable for the option shares in a series of installments over the Participant's period of service with the Company. Unless otherwise determined by the Board of Directors or the Committee, if the Participant shall not in any given installment period purchase all of the shares which the Participant is entitled to purchase during such installment period, then such Participant's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the Participant's option. No option may be exercised for a fraction of a share, and no partial exercise of any option may be for less than ten shares.

7.   ANNUAL GRANTS TO NON-EMPLOYEE DIRECTORS.

     7.1 A non-qualified stock option to purchase Five Thousand (5,000) shares of the Company's Common Stock (subject to the adjustments provided in Sections 17 and 18 below) shall be granted under this Plan to each eligible non-employee Director in accordance with the following provisions:

               (a) Each individual who is serving as a non-employee Director on the effective date of the merger (the "Merger") of Overseas Filmgroup, Inc., a privately-held Delaware corporation, into the Corporation pursuant to which the Corporation as the surviving company shall change its name from Entertainment/Media Acquisition Group to Overseas Filmgroup, Inc. shall receive such a non-qualified stock option on that date.


                                       5.
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               (b)  Each individual who is first elected or appointed as a non-
employee Director at any time after the effective date of the Merger shall receive, at the time of such initial election or appointment, such a non-qualified stock option.

               (c) On the date of each Annual Stockholders Meeting, beginning with the 1997 Annual Meeting, each individual who is to continue to serve after such meeting as a non-employee Director shall be granted such a non-qualified stock option, provided such individual has served as a Director for at least six
(6) months.

     7.2  Each such option shall include the following terms and provisions:

               (a) The exercise price per share shall be equal to the greater of (a) the fair market value of one such share of Common Stock (determined as set forth in Section 9 hereof) on the date of grant of such option or (b) the par value of one such share of Common Stock.

               (b) The option shall be exercisable one year after the date of grant of such option; provided, however, that the option shall become exercisable for all the option shares immediately prior to the effective date of a Corporate Transaction under Section 18. The option shall expire (subject to Section 18) on the first to occur of the following: (a) the third anniversary of the date upon which the optionee shall cease to be a Director or (b) the tenth anniversary of the date of grant of such option.

               (c) Payment of the exercise price of such option shall be made in accordance with the provisions of Section 6.1 hereof.

               (d) The option shall be subject to Sections 3, 4, 9, 10, 11, 15, 17, 18, 19, 20 and 21 hereof.

8.   TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

          All stock appreciation rights shall be evidenced by a Certificate of Grant (sometimes referred to herein as a "Certificate") in such form as the Board of Directors or the Committee shall from time to time approve. Stock appreciation rights granted to Directors or executive officers shall require approval of the Committee. A grant of stock appreciation rights shall be subject to the following terms and conditions:

     8.1 Each stock appreciation right shall entitle a Participant to an amount (the "Appreciation") equal to the excess of the Exercise Value of one share of Common Stock over the Initial Value of one share of Common Stock. The Initial Value for each stock appreciation right shall be specified in the Certificate of Grant evidencing such right and shall equal the fair market value of a share of Common Stock on the date of grant, with such fair market value to be determined as set forth in Section 9 hereof. The Exercise Value for a stock appreciation right shall equal the fair market value of a share of Common


                                       6.
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Stock on the date the stock appreciation right is exercised, determined as set forth in Section 9 hereof. The total Appreciation available to a Participant from the exercise of any stock appreciation right shall be equal to the number of stock appreciation rights exercised, multiplied by the amount of Appreciation per stock appreciation right. Participants acknowledge that a stock appreciation right is a method of incentive compensation for employees, Directors, consultants and other persons and does not constitute an offering or sale of Common Stock to anyone.

     8.2 The Appreciation available to a Participant upon exercise of the Participant's stock appreciation rights shall be paid to the Participant in cash or Common Stock as determined by the Board of Directors or the Committee. If payment is made in Common Stock of the Company, then the fair market value of the Common Stock for purposes of calculating the number of shares of Common Stock that shall be issued to pay the Appreciation of a stock appreciation right shall be based upon the fair market value of the Common Stock as determined in
Section 9 hereof on the date of exercise of the stock appreciation right. If the total Appreciation is paid in Common Stock, the total Appreciation will be reduced to the largest amount divisible by the fair market value of one share of Common Stock. Appreciation shall be paid as compensation and without interest by the Company as specified in the Certificate of Grant.

     8.3 All stock appreciation rights must have an Initial Value no less than the fair market value of a share of Common Stock as determined in Section 9 hereof as of the date of grant of such rights.

     8.4 A stock appreciation right (a "Related Right") may be granted under this Plan pursuant to a Certificate of Grant providing that the exercise of the stock appreciation right affects the exercise of an option granted pursuant to this Plan (the "Related Option"). For example, to the extent permitted by applicable law, the Certificate of Grant pursuant to which a Related Right is granted may provide that the Related Right may be exercised only to the extent to which a Related Option is simultaneously exercised. Alternatively, a Certificate of Grant may provide that a Related Right may be exercisable only to the extent to which the Related Option is exercisable, and then only in lieu of the exercise of such Related Option, in which case (i) upon the exercise or termination of the Related Right, the Related Option shall cease to be exercisable and shall be canceled to the extent of the number of shares with respect to which the Related Right was exercised or terminated, and (ii) upon the exercise or termination of the Related Option, the Related Right shall cease to be exercisable and shall be canceled to the extent of the number of shares to which the Related Option was exercised or terminated. In addition to the foregoing, if the Related Option is an "incentive stock option" granted pursuant to the Plan, then the Related Right must satisfy the following conditions:

          8.4.1 The Related Right must be granted only at the time of grant of the Related Option;


                                       7.
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          8.4.2     The Related Right must expire no later than the expiration of the Related Option;

          8.4.3 The Related Right must be granted for an amount of Appreciation equal to or less than one hundred percent of the difference between the exercise price of the Related Option and the market price of the Stock subject to the Related Option at the time the Related Right is exercised;

          8.4.4 The Related Right may be transferable only when the Related Option is transferable, and only under the same conditions;

          8.4.5 The Related Right may be exercised only when the Related Option is eligible to be exercised; and

          8.4.6 The Related Right may be exercised only when the market price of the Stock subject to the Related Option exceeds the exercise price of the Related Option.

     8.5 The exercise of any stock appreciation right or Related Right by an executive officer or Director subject to the short-swing profit restrictions of the Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be subject to the approval of the Board of Directors or the Committee at the time such right is exercised or may be pre-approved by the Board of Directors or the Committee at any time prior to such exercise. If the exercise of the stock appreciation right or Related Right is so pre-approved, then that pre-approval shall be effective only if such right is exercised in accordance with the terms of the Certificate of Grant and the provisions of this
Section 8 as in effect at the time of such pre-approval.

     8.6 No stock appreciation right granted under this Plan shall be exercisable if such exercise would involve a violation of any applicable law or regulation (including, without limitation, federal and state securities laws and regulations). Each stock appreciation right shall be exercisable in such installments during the period prior to its expiration date as the Board of Directors or the Committee shall determine; provided, however, that, unless otherwise determined by the Board of Directors or the Committee, if the Participant shall not in any given installment period exercise all of the stock appreciation rights which the Participant is entitled to exercise in such installment period, then the Participant's right to exercise any stock appreciation rights not exercised in such installment period shall continue until the expiration date or sooner termination of the Participant's stock appreciation rights.

9.   FAIR MARKET VALUE OF COMMON STOCK.

          While the Common Stock is traded only on the OTC Bulletin Board, the fair market value per share will be the average of the highest bid and lowest asked prices of the Common Stock quoted on the relevant date. If the Common Stock should subsequently become traded on the Nasdaq Small Cap Market, then the fair market value per share will


                                       8.
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be the average of the highest bid and lowest asked prices of the Common Stock quoted for the relevant date; provided, however, that for any date in question under the Plan on which there is a closing selling price quoted for the Common Stock on the Nasdaq Small Cap Market, such closing selling price shall be deemed to be the fair market value of the Common Stock on that date. Should the Common Stock be admitted for trading on the Nasdaq National Market, the fair market value per share of Common Stock on any relevant date under the Plan will be the closing selling price per share on that date as reported by the National Association of Securities Dealers on the Nasdaq National Market. If the Common Stock is ever traded on a national securities exchange, then the fair market value per share of Common Stock on any relevant date under the Plan will be the closing selling price per share on that date on such exchange, as reported by The Wall Street Journal.

10.  WITHHOLDING TAX.

          Upon (i) the disposition of shares of Common Stock acquired pursuant to the exercise of an incentive stock option granted pursuant to the Plan within two years of the granting of the incentive stock option or within one year after exercise of the incentive stock option, (ii) the exercise of a non-qualified stock option (or an incentive stock option treated as a non-qualified stock option) or (iii) the exercise of a stock appreciation right, the Company shall have the right to require such disposing or exercising person, and such person by accepting the options or stock appreciation rights granted under the Plan hereby agrees, to pay the Company the amount of any taxes which the Company may be required to withhold with respect thereto. The Board of Directors or the Committee shall have the authority, exercisable either at the time the option or stock appreciation right is granted or at any time while such option or stock appreciation right remains outstanding, to provide such person with the right, exercisable in connection with a clause (i) or (ii) transaction or clause (iii) exercise if the Appreciation is paid with Common Stock, to pay the amount of any required withholding taxes by delivering to the Company shares of the Company's Common Stock having a fair market value determined in accordance with Section 9 hereof equal to the withholding tax obligation determined by the Company. If such right is granted to such disposing or exercising person, then the shares which may be delivered in satisfaction of such withholding tax obligation may, at such person's discretion, be either shares withheld by the Company upon the exercise of the option or stock appreciation right or other shares of Common Stock.

11.  NONTRANSFERABILITY.

          An option or stock appreciation right granted under the Plan shall, by its terms, be nontransferable by the holder either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the holder's lifetime only by the Optionee.


                                       9.
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12.  HOLDING OF STOCK AFTER EXERCISE OF OPTION.

          At the discretion of the Board of Directors or the Committee, any option or stock appreciation right may provide that the Participant, by accepting such option or stock appreciation right, represents and agrees, for the Participant and the Participant's permitted transferees, that none of the shares acquired upon exercise of an option or stock appreciation right will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Act by such person.

13.  TERMINATION OF SERVICE.

          The provisions below shall govern the exercise of any options held by the Participant at the time of cessation of Service. A Participant shall be deemed to continue in Service for so long as such individual renders services to the Company (or any parent or subsidiary) in the capacity of an employee, a non-employee Board member or an independent consultant, except to the extent otherwise specifically provided in the documents evidencing the option grant.

               (i) Should the Participant cease to remain in Service for any reason (other than Disability, death or termination for Cause), then the Participant shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding option held by such Participant.

              (ii) Under no circumstances shall any such option be exercisable after the specified expiration of the option term. Each outstanding option under the Plan held by the Participant shall immediately terminate and cease to be outstanding upon the termination of his or her Service for Cause.

             (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Participant's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Participant's cessation of Service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Service.

              (iv) A leave of absence approved in writing by the Board of Directors or the Committee shall not be deemed a termination of Service for the purposes of this Section 13.


                                       10.
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               (v)  For purposes of this Section 13, the term Cause shall have the same meaning in effect for that term under any written employment agreement existing between the Corporation (or any parent or subsidiary) and the Participant at the time of his or her cessation of Service. In the absence of such a written employment agreement, the term Cause shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any parent or subsidiary), or any other intentional misconduct by the Participant adversely affecting the business or affairs of the Corporation (or any parent or subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any parent or subsidiary) may consider as grounds for the dismissal or discharge of any Participant in the service of the Corporation (or any parent or subsidiary).

14.  DEATH OR PERMANENT DISABILITY OF OPTION HOLDER/EXTENSION OF EXERCISE PERIOD

          14.1 If a Participant dies or becomes permanently disabled while in the Service of the Company or an Affiliate, then each outstanding option held by that Participant shall expire one year after the date of such death or permanent disability or upon any earlier expiration of the option term. During such one-year or shorter period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Participant's death or permanent disability. Upon the expiration of such one-year period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Participant's cessation of Service by reason of death or permanent disability, terminate and cease to be outstanding to the extent that option is not exercisable for vested shares on the date of such cessation of Service.

     14.2 The Board of Directors or the Committee shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain outstanding following the Participant's cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Board of Directors or the Committee deems appropriate, but in no event beyond the expiration date of the option term.

15.  PRIVILEGES OF STOCK OWNERSHIP.

          No person entitled to exercise any option or stock appreciation right granted under the Plan shall have any of the rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of such option or stock appreciation right until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon exercise of any option or stock appreciation right unless and until, in the opinion of counsel for the Company, there shall have been full compliance with any applicable registration requirements of the Act, any


                                       11.

applicable listing requirements of any national securities exchange on which the Common Stock is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

16.  REPURCHASE RIGHTS

     The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Participant cease Service while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, all or (at the discretion of the Company and with the consent of the Participant) any of those unvested shares. The terms upon which such repurchase rights shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Board of Directors or the Committee and set forth in the document evidencing such repurchase right. The Board of Directors or the Committee may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to the option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the option grant date. However, this minimum vesting requirement shall not be applicable with respect to any option granted to a Director, officer or consultant. All outstanding repurchase rights under the Plan shall be assignable to the successor corporation in any Corporate Transaction and shall terminate upon the occurrence of such Corporate Transaction to the extent the successor corporation does not accept such assignment.

     17. ADJUSTMENTS. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of stock appreciation rights and shares as to which options may be granted under this Plan on both an aggregate and per-Participant basis. A corresponding adjustment changing the number or kind of stock appreciation rights and shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change to the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the purchase price for each share covered by the option. Any such adjustment in the outstanding stock appreciation rights shall be made without change in the aggregate Initial Value applicable to the unexercised portion of the stock appreciation rights but with a corresponding adjustment in the Initial Value for each share covered by the stock appreciation right.


                                       12.

     17.1 Adjustments under this Section 17 shall be made by the Board of Directors or the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

18.  CORPORATE TRANSACTION

     18.1 For purposes of this Section 18, "Corporate Transaction" shall mean either of the following stockholder approved transactions to which the Company is a party:

               (a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

               (b) the sale, transfer or other disposition of all or substantially all of the Company's assets in a complete liquidation or dissolution of the Company.

     18.2 Each outstanding option (and stock appreciation right) shall be assumable by the successor corporation (or parent thereof) in any Corporate Transaction and shall, to the extent not so assumed, terminate and cease to be outstanding on the effective date of such Corporate Transaction.

     18.3 Each option and stock appreciation right assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would be issuable in the consummation of such Corporate Transaction to a holder of the same number of shares of Common Stock as are subject to such option or stock appreciation right immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option and the Initial Value for each outstanding stock appreciation right, provided the aggregate exercise price payable and Initial Values for such securities shall remain the same, and (iii) the maximum number of securities and/or class of securities for which any one person may be granted options and separately exercisable stock appreciation rights under the Plan.

     18.4 The grant of options and stock appreciation rights under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


                                       13.

19.  AMENDMENT AND TERMINATION OF PLAN.

     19.1 Unless earlier terminated in accordance with its provisions, this Plan shall terminate on October 30, 2006, and no grants or awards shall be made hereunder after such date.

     19.2 The Board of Directors or the Committee may at any time suspend or terminate the Plan, or amend or revise the terms of the Plan, provided that any such amendment or revision shall be subject to any applicable stockholder approval requirements.

     19.3 Subject to the provisions of Sections 17 and 18 above, no amendment, suspension or termination of the Plan shall, without the consent of the holder, alter or impair any rights or obligations under any option or stock appreciation right theretofore granted under the Plan.

     19.4 Except as provided in Sections 17 and 18 hereof, no modification may be made to an option or stock appreciation right granted to a Participant who is subject to Section 16 of the Exchange Act except in compliance with Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

20. GENERAL PROVISIONS APPLICABLE TO PARTICIPANTS SUBJECT TO SECTION 16 OF THE EXCHANGE ACT.

     20.1 It is the intent of the Company that this Plan comply in all respects with Rule 16b-3 of the General Rules and Regulations under the Exchange Act ("Rule 16b-3") in connection with any option, or if applicable any stock appreciation right, granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provisions shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

     20.2 Unless a Participant could otherwise transfer an equity security, derivative security or shares of the Company's Common Stock issued upon exercise of a derivative security granted under the Plan without incurring liability under Section 16(b) of the Exchange Act, (i) an equity security issued under the Plan, other than an equity security issued pursuant to the exercise of a derivative security granted under the Plan, shall be held for at least six months from the date of acquisition, and (ii) with respect to a derivative security granted under the Plan and the equity security issued pursuant to the exercise thereof, at least six months shall elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.


                                       14.
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21.  EFFECTIVE DATE OF PLAN.

          No option or stock appreciation right granted under the Plan shall become exercisable in whole or in part unless and until (i) the options and underlying shares and stock appreciation rights have been registered under the Act and qualified with the appropriate state regulatory agencies, or (ii) the Company has been advised by counsel that such options, shares and stock appreciation rights are exempt from such registration and/or qualification. The Plan shall be submitted for approval by the holders of the outstanding voting stock of the Company within the time period, and pursuant to the procedures, required for compliance with the provisions of Rule 16b-3 and Code Section 422, and in any event no later than twelve months from the date the Plan is adopted by the Board of Directors. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company if it is approved by (i) the affirmative vote of the holders of a majority of the voting shares of the Company represented and voting at a duly held meeting at which a quorum representing a majority of all outstanding voting shares is present either in person or by proxy, or (ii) the written consent of the holders of a majority of the outstanding voting shares of the Company. Any options or stock appreciation rights granted under the Plan prior to obtaining such stockholder approval shall be granted under the conditions that the options or stock appreciation rights so granted (i) shall not be exercisable prior to such approval, and (ii) shall become null and void if such stockholder approval is not obtained.


                                       15.